UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2016

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9380 Judicial Drive

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 210-3700

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 23, 2016, Sorrento Therapeutics, Inc. (the “Company”) and certain of its domestic subsidiaries (together with the Company, the “Borrowers”) entered into a Loan and Security agreement (the “Loan Agreement”) with Hercules Capital, Inc. (“Hercules”), as a lender and agent for several banks and other financial institutions or entities from time to time party to the Loan Agreement (collectively, the “Lenders”) for a term loan of up to $75.0 million, subject to funding in three tranches (the “Term Loan”). The proceeds of the Term Loan will be used for general corporate purposes and coincided with the repayment of the outstanding debt financing arrangement with Oxford Finance LLC and Silicon Valley Bank.

The first tranche of $50.0 million was funded upon execution of the Loan Agreement on November 23, 2016. Under the terms of the Loan Agreement, the Borrowers may, but are not obligated to, request to draw on two additional tranches. The second tranche of up to $10.0 million is available until September 30, 2017, subject to the Borrowers achieving certain fundraising and corporate milestones and satisfying customary conditions. The third tranche of up to $15.0 million is available until September 30, 2018, subject to approval by Hercules’ Investment Committee. The Term Loan will mature on December 1, 2020.

The Term Loan is secured by substantially all of the Borrowers’ assets, excluding intellectual property, and a pledge of 100% of the equity interests each Borrower holds (other than equity interests held by a Borrower in certain foreign subsidiaries, which is limited to 65% of such voting equity interests and 100% of all other equity interests). The Term Loan accrues interest at a calculated prime-based variable rate, currently at 9.25%. Payments under the Loan Agreement are interest only until the first principal payment is due on July 1, 2018 (or if the Borrowers draw the second tranche, the interest only period is extended with the first principal payment due on January 1, 2019), followed by equal monthly payments of principal and interest through the scheduled maturity date on December 1, 2020.

The Loan Agreement contains customary affirmative and restrictive covenants and representations and warranties, including financial reporting obligations and limitations on dividends, indebtedness, liens (including a negative pledge on intellectual property and other assets), collateral, investments, distributions, transfers, mergers or acquisitions, taxes, corporate changes, deposit accounts, and subsidiaries. The Loan Agreement also contains other customary provisions, such as expense reimbursement, non-disclosure obligations, as well as indemnification rights for the benefit of the Lenders. Upon the occurrence of an event of default and following any applicable cure periods, if any, a default interest rate of an additional 5.00% may be applied to the outstanding loan balances, and the Lenders may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the Loan Agreement.

In connection with the Loan Agreement, the Company issued Hercules a warrant, dated November 23, 2016 (the “Warrant”), to purchase up to 460,123 shares of common stock of the Company. $0.0001 par value per share, at an initial exercise price of $4.89, subject to adjustment as provided in the Warrant. The Warrant is initially exercisable for 306,748 shares of common stock of the Company, and may automatically become exercisable for additional shares of common stock on such dates (if any) based upon the funding amounts of Tranche II or Tranche III of the Term Loan that may be extended to the Borrowers. The Warrant will terminate, if not earlier exercised, on the earlier of November 23, 2023 and the closing of certain merger or other transactions in which the consideration is cash, stock of a publicly-traded acquiror or a combination thereof.

The foregoing descriptions of the Loan Agreement and the Warrant do not purport to be complete and are qualified in their entirety by reference to the Loan Agreement and the Warrant, respectively. A copy of the Loan Agreement will be filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2016 (the “Form 10-K”). Certain terms of the Loan Agreement have been omitted from this Current Report on Form 8-K and will be omitted from the version of the Loan Agreement to be filed as an exhibit to the Form 10-K pursuant to a Confidential Treatment Request that the Company plans to submit to the SEC at the time of the filing of the Form 10-K. A copy of the warrant is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference. A copy of the press release announcing the Term Loan and Loan Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On the November 22, 2016, the Company paid off all obligations owing under, and terminated, the Amended and Restated Loan and Security Agreement dated as of March 31, 2014, as amended, between the Company and Oxford Finance LLC and Silicon Valley Bank (the “Terminated Loan Agreement”). The Terminated Loan Agreement permitted the Company to borrow up to an aggregate principal amount of $12.5 million. The loan agreement was secured by substantially all of the Company’s assets, excluding intellectual property. Borrowings under the Terminated Loan Agreement accrued interest at an annual rate of 7.95% and were payable over equal monthly payments until the loan maturity date of September 30, 2017. In connection with the repayment and discharge of indebtedness, the Company was required to pay pre-payment fees of approximately $48,731, as required by the terms of the Terminated Loan Agreement. The secured interests under the Terminated Loan Agreement were terminated in connection with the Company’s discharge of indebtedness thereunder.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Term Loan set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the Warrant set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The Company issued to Hercules the Warrant in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration for private placements based in part on the representations made by Hercules, including the representations with respect to Hercules’ status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and Hercules’ investment intent.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Warrant Agreement, dated November 23, 2016, issued to Hercules Capital, Inc.

99.1	Press Release titled “Sorrento Therapeutics, Inc. Secures $75 Million Loan Facility,” dated as of November 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: November 29, 2016	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

4.1	Warrant Agreement, dated November 23, 2016, issued to Hercules Capital, Inc.

99.1	Press Release titled “Sorrento Therapeutics, Inc. Secures $75 Million Loan Facility,” dated as of November 28, 2016